As filed with the Securities and Exchange Commission on May 10, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Kosmos Energy Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1311	98-0686001
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Clarendon House

2 Church Street
Hamilton HM 11, Bermuda
(441) 295-5950

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian F. Maxted, Chief Executive Officer
c/o Kosmos Energy, LLC
8176 Park Lane, Suite 500
Dallas, TX 75231
(214) 445-9600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard D. Truesdell, Jr., Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000	David J. Beveridge, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, NY 10022 (212) 848-4000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-171700

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐  Accelerated filer ☐  Non-accelerated filer ☒ (Do not check if a smaller reporting company)  Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each Class Of Security being registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Shares, $0.01 par value per share	3,450,000	$18.00	$62,100,000	$7,209.81

(1)   Includes 450,000 common shares which may be issued on exercise of a 30-day option granted to the underwriters to cover over-allotments, if any.

(2)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended. The $62,100,000 proposed maximum aggregate offering price is in addition to the $621,000,000 proposed maximum aggregate offering price registered pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-171700).  A registration fee was previously paid in connection with that Registration Statement.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Incorporation by Reference of Registration Statement on Form S-1, File No. 333-171700

Kosmos Energy Ltd. (the “Company”) hereby incorporates by reference into this Registration Statement on Form S-1 in its entirety the Registration Statement on Form S-1 (File No. 333-171700) declared effective on May 10, 2011 by the Securities and Exchange Commission (the “Commission”), including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

Certification

The Company hereby certifies to the Commission that (i) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at US Bank as soon as practicable (but no later than the close of business as of May 11, 2011), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by its bank during regular business hours no later than May 11, 2011.

Exhibits

The following documents are filed as exhibits to this Registration Statement.

Exhibit Number	Description
5.1	Opinion of Conyers Dill & Pearman Limited
23.1	Consent of Ernst & Young LLP
23.2	Consent of Netherland, Sewell & Associates, Inc.
23.3	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)
25.1	Power of Attorney*

*Incorporated by reference to Exhibit 24 to the Company’s Registration Statement on Form S-1 (Registration No. 333-171700).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas on May 10, 2011.

KOSMOS ENERGY LTD.

By:	/s/ BRIAN F. MAXTED
Brian F. Maxted
Director and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

	Signature	Title	Date

	/s/ BRIAN F. MAXTED	Director and Chief Executive Officer (Principal Executive Officer)	May 10, 2011
Brian F. Maxted

	/s/ W.GREG DUNLEVY	Chief Financial Officer and Executive Vice President (Principal Financial Officer)	May 10, 2011
W.Greg Dunlevy

	/s/ SYLVIA MANOR	Vice President and Controller (Principal Accounting Officer)	May 10, 2011
Sylvia Manor

	*	Chairman of the Board of Directors	May 10, 2011
John R. Kemp

	*	Director	May 10, 2011
David I. Foley

	*	Director	May 10, 2011
Jeffrey A. Harris

	*	Director	May 10, 2011
David B. Krieger

	*	Director	May 10, 2011
Prakash A. Melwani

	*	Director	May 10, 2011
Adebayo O. Ogunlesi

	*	Director	May 10, 2011
Chris Tong

	*	Director	May 10, 2011
Christopher A. Wright

*By:	/s/ BRIAN F. MAXTED
Brian F. Maxted
Attorney-in-fact

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EXHIBITS

Exhibit Number	Description
5.1	Opinion of Conyers Dill & Pearman Limited
23.1	Consent of Ernst & Young LLP
23.2	Consent of Netherland, Sewell & Associates, Inc.
23.3	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)
25.1	Power of Attorney*

*Incorporated by reference to Exhibit 24 to the Company’s Registration Statement on Form S-1 (Registration No. 333-171700).

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